UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

CHEMOCENTRYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2017, ChemoCentryx, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Vifor (International) Ltd. (“Vifor”) pursuant to which the Company and Vifor agreed to amend that certain collaboration and license agreement dated May 9, 2016 (the “Avacopan Agreement”) between the Company and Vifor pursuant to which the Company granted Vifor exclusive rights to commercialize CCX168 (avacopan), the Company’s orally-administered complement inhibitor targeting the C5a receptor, in Europe and certain other markets (the “Vifor Territories”).

Pursuant to the terms of the Agreement, the Company retains all rights in the United States and China, and the Vifor Territories expand to include all other countries of the world. Vifor’s rights under the Avacopan Agreement, as amended, would remain exclusive for the term of the Avacopan Agreement. Both parties’ rights under the Avacopan Agreement, as amended, would include the right to grant sublicenses. The Company retains control of all ongoing and future development of avacopan, other than country-specific development in the Vifor Territories, and also retains all commercialization rights to avacopan outside of the Vifor Territories.

In consideration for the expansion of the Vifor Territories, the Agreement provides for a $20.0 million non-refundable upfront commitment to be made by Vifor to the Company payable in two installments of $10.0 million: (i) within ten (10) business days after the effective date of the Agreement and (ii) on the first anniversary of the effective date of the Agreement. The $20.0 million commitment is in addition to the $85.0 million non-refundable upfront payment previously made by Vifor to the Company pursuant to the May 2016 Avacopan Agreement.

Vifor is obligated to pay the Company tiered royalties between the teens and mid-twenties based on potential future net sales in the Vifor Territories. Vifor’s royalty obligations are subject to standard provisions for royalty offsets to the extent Vifor is required to obtain any rights from third parties to commercialize the applicable products, or in the event of loss of exclusivity or generic competition.

The foregoing summaries of the Agreement and the Avacopan Agreement are subject to, and qualified in their entirety by reference to, the Agreement and the Avacopan Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements in this Current Report on Form 8-K that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the Amendment being executed or the entrance into an additional collaboration and license agreement if the Amendment is not executed, the achievement of milestones payments and the receipt of royalty payments described under Item 1.01 of this Current Report on Form 8-K. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, risks and uncertainties in the Company’s business, including those risks described in the Company’s periodic reports it files with the SEC. These forward-looking statements are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the Company files with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.
Date: February 14, 2017
	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President, Chief Financial and Administrative Officer and Secretary